UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 7, 2003

EQUINIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, Fifth Floor Foster City, CA 94404 (650) 513-7000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

On November 7, 2003, the Company disclosed certain non-GAAP information in meetings with potential investors. Attached to this report is the reported non-GAAP information. Also attached is a reconciliation to GAAP as required by Regulation G.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	EXHIBITS.

99.1	Disclosed non-GAAP metrics.

99.2	Reconciliation of reported non-GAAP financial metrics to most directly comparable GAAP measure.

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 7, 2003, the Company disclosed certain non-GAAP information in meetings with potential investors. Attached to this report is the reported non-GAAP information. Also attached is a reconciliation to GAAP as required by Regulation G.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: November 7, 2003	By:	/s/ RENEE F. LANAM
Renee F. Lanam
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Disclosed non-GAAP metrics.

99.2	Reconciliation of reported non-GAAP financial metrics to most directly comparable GAAP measure.